Exhibit 10.1

From:	Commerzbank AG
Domstraße 18
20095 Hamburg, Germany
(as Agent)

To:	Nostos Shipmanagement Corp.
Red Rose Shipping Corp.
Trust Company Complex
Ajeltake Road, Ajeltake Island
Majuro, Marshall Islands, MH96960

31 March 2015

Dear Sirs

Re:	Loan agreement dated 24 June 2009 (as amended and supplemented by supplemental agreements dated 28 January 2011, 30 March 2012 and 27 June 2013 and as the same may be further amended, supplemented and/or varied from time to time the “Loan Agreement”) and made between (i) (originally) Nostos Shipmanagement Corp., Floral Marine Ltd., Pandora Marine Inc. and Red Rose Shipping Corp. all of the Marshall Islands as joint and several borrowers, (ii) Commerzbank AG as Lender, (iii) Commerzbank AG as Arranger, Agent and Account Bank, (iv) Commerzbank AG as Security Trustee and (v) Commerzbank AG as Swap Bank in respect of a loan facility of (originally) up to USD240,000,000

We refer to the Loan Agreement. Terms defined in the Loan Agreement shall have the same meanings when used in this letter.

At your request, we hereby agree that, with effect on and from the date of this Letter, the Loan Agreement shall be amended as follows:

•	by adding in Clause 1.2 thereof at the end of the definition of “Total Assets” and “Total Liabilities” the words “and further provided that cash shall be deducted from Total Assets and Total Liabilities.”

Save for the amendment referred to above, the Loan Agreement shall continue in full force and effect.

This letter may be executed in any number of counterparts.

This letter shall be governed by, and construed in accordance with, English law.

Yours faithfully,

/s/ Robin Parry
Robin Parry
For and on behalf of
COMMERZBANK AG

We hereby confirm our acceptance of and our agreement to the terms and conditions of the above letter.

Dated 31 March 2015

/s/ Vasiliki Papaefthymiou
VASILIKI PAPAEFTHYMIOU
For and on behalf of
NOSTOS SHIPMANAGEMENT CORP.
RED ROSE SHIPPING CORP.